Exhibit 10(a)
FORM OF PERFORMANCE SHARE AWARD AGREEMENT
WELLS FARGO & COMPANY
LONG-TERM INCENTIVE COMPENSATION PLAN

Name:	Grant Date:

I.D. Number:	Target Award Number
of Performance Shares:
1.	Award. Wells Fargo & Company (the “Company”) has awarded you Performance Shares to provide an incentive for you to remain in the Company’s employment and provide valuable services to the Company. The target number of Performance Shares (“Target Award Number”) awarded you is set forth above. The Target Award Number shall be adjusted upward or downward based on Company performance as set forth on Exhibit A. The number of Performance Shares that you will receive under this Award Agreement, after giving effect to such adjustment, is referred to herein as the “Final Award Number.” Each Performance Share entitles you to receive one share of Wells Fargo & Company common stock (“Common Stock”) contingent upon earning such Performance Share based on Company performance set forth on Exhibit A, vesting as set forth in paragraph 2 and subject to the other terms and conditions set forth in the Company’s Long-Term Incentive Compensation Plan (the “Plan”) and this Award Agreement.

2.	Vesting. Except as otherwise provided in this Award Agreement, the Final Award Number of Performance Shares will vest in full on the Determination Date as set forth on Exhibit A. Shares of Common Stock will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. You will have no rights as a stockholder of the Company with respect to your Performance Shares until settlement. However, you may be entitled to dividend equivalents as set forth in paragraph 4. Upon vesting, Performance Shares will be settled and distributed in shares of Common Stock except as otherwise provided in the Plan or this Award Agreement.

3.	Termination.

(a)	If prior to [insert end of Performance Cycle or other applicable date] you cease to be an Employee due to your death or [your involuntary Separation from Service under the Company’s Extended Absence Policy in connection with a Disability as defined in paragraph 12 below (“Separation from Service in connection with a Disability”)] [you incur a Disability], the Target Award Number of Performance Shares awarded hereby (and any Performance Shares with respect to dividend equivalents as provided below) will immediately vest upon your date of death or such [involuntary Separation from Service in connection with a Disability] [Disability]. If you cease to be an Employee due to your death or [your involuntary Separation from Service in connection with a Disability] [you incur a Disability] on or after [end of Performance Cycle or other applicable date] and prior to the Determination Date, the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares granted with respect to dividend equivalents as provided below) will vest as of the Determination Date as set forth on Exhibit A. Notwithstanding the foregoing, the accelerated vesting set forth in this paragraph 3(a) shall occur only if you at all times since the Grant Date comply with the terms of the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, and Non-Solicitation.

(b)	[If you cease to be an Employee due to your Retirement any time prior to the vesting date indicated above, the Final Award Number of Performance Shares awarded hereby (and any Performance Shares with respect to dividend equivalents as provided below) will vest upon the scheduled vesting date as set forth in paragraph 2 above provided that beginning immediately after you cease to be an Employee and continuing until the vesting date you satisfy each of the following conditions (“vesting conditions”): (i) you comply with the terms of the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, and Non-Solicitation, (ii) you do not express any derogatory or damaging statements about the Company or any Affiliate, the management or the board of directors of the Company or any Affiliate, the products, services or the business condition of the Company or any Affiliate in any public way or to anyone who could make those statements public, and (iii) you do not perform services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or any Affiliate for which you had executive responsibilities while you were employed by the Company or any Affiliate (including predecessors thereof) and which does business in any location in the geographic footprint of the Company or any Affiliate in which you had executive responsibilities. Notwithstanding the foregoing, if you die following your Retirement and have satisfied the vesting conditions set forth above through your date of death, any Performance Shares will vest in accordance with paragraph 3(a) as of the date of your death.]

(c)	If you cease to be an Employee other than due to your death, [your involuntary Separation from Service in connection with a Disability] [your Disability], or your Retirement or you fail to satisfy any vesting condition in accordance with paragraph 3(b), any then unvested Performance Shares awarded hereby (including any Performance Shares granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.

4.	Dividend Equivalents. [During the period beginning on the Grant Date and ending on the date the Performance Shares vest or terminate, whichever occurs first, if the Company pays a dividend on the Common Stock, you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Performance Shares based on the amount or number of shares that would have been paid on the Final Award Number of Performance Shares (or Target Award Number of Performance Shares as applicable under paragraph 3(a)) had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to the additional Performance Shares, to be granted in the same manner. Performance Shares granted with respect to dividend equivalents will be subject to the same vesting schedule and conditions as the underlying Performance Shares and will be distributed in shares of Common Stock when, and if, the underlying Performance Shares are settled and distributed.] [During the period beginning on the Grant Date and ending on the date the Performance Shares vest or terminate, whichever occurs first, if the Company pays a cash dividend on the Common Stock, you will receive cash payments based on and payable at approximately the same time as the cash dividend that would have been paid on the [Target Award Number of Performance Shares] had they been issued and outstanding shares of Common Stock as of the record date for the dividend. Cash payments will be net of federal, state and local withholding taxes.] [During the period beginning on the Grant Date and ending on the date the Performance Shares vest or terminate, whichever occurs first, if the Company pays a cash dividend on the Common Stock, you will not be entitled to receive any dividend equivalents or cash payments in respect of such dividend.]

5.	Tax Withholding. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder (including with respect to dividend equivalents) a number of shares necessary to satisfy any and all applicable federal, state, local and foreign tax withholding obligations and employment-related tax requirements. Shares will be valued at their Fair Market Value as of the date of vesting.

6.	Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.

7.	Other Restrictions; Amendment. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. Subject to paragraph 12 below, the Committee may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee deems it necessary or advisable to comply with applicable laws, rules and regulations. This Award is subject to any applicable recoupment or “clawback” policies of the Company, as amended from time to time, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations.

8.	[Hold Through Retirement Provision. As a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon vesting and settlement of this Award.]

9.	Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement or by reference to another document are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

10.	No Employment Agreement. Neither the award to you of the Performance Shares nor the delivery to you of this Award Agreement or any other document relating to the Performance Shares will confer on you the right to continued employment with the Company or any Affiliate.

11.	Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon your Separation from Service (as defined in paragraph 12 below) with the Company for any reason, the Company determines that you are a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations or other binding guidance thereunder (“Section 409A”) and in accordance with the definition contained in the Wells Fargo & Company Supplemental 401(k) Plan, as in effect on the Grant Date of this Award, your Performance Shares, if subject to settlement upon your Separation from Service and if required pursuant to Section 409A, will not settle before the date that is the first business day following the six-month anniversary of such termination, or, if earlier, upon your death.

12.	Section 409A. This Award is intended to comply with the requirements of Section 409A. Accordingly, all provisions included in this Award, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award. For purposes of this Award, the term “Separation from Service” is determined by the Company in accordance with Section 409A and in accordance with the definition contained in the Wells Fargo & Company Supplemental 401(k) Plan, as in effect on the Grant Date of this Award. For purposes of this Award, you will be considered to have a “Disability” if [you are receiving income replacement benefits for a period of not less than three months under the Company’s long term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months] [alternative definition].
The Company has awarded you the Performance Shares in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, you hereby agree to the foregoing terms and conditions of this Award and acknowledge that you have read, understand and received a copy of this Award Agreement (including Exhibit A attached hereto) and that you will abide by the terms of this Award Agreement and the Plan.

[Name of Executive]

WELLS FARGO & COMPANY
LONG-TERM INCENTIVE COMPENSATION PLAN
FORM OF PERFORMANCE SHARE AWARD AGREEMENT
Exhibit A to Performance Share Award Agreement
This Exhibit A sets forth the manner in which the Final Award Number will be determined.
[Definitions
Capitalized terms used but not defined herein (including, but not limited to, Return on Realized Common Equity) shall have the same meanings assigned to them in the Plan and the Award Agreement. In addition, the following terms used in the text of this Exhibit A shall have the meanings set forth below:
“Average Return on Realized Common Equity” means for each of the Financial Performance Peer Group Companies the sum of such company’s Return on Realized Common Equity for each of the fiscal years corresponding with or ending in calendar year [insert applicable years], which sum is then divided by [applicable number].

“Company Return on Realized Common Equity Ranking” means the rank of the Company’s Average Return on Realized Common Equity relative to the Average Return on Realized Common Equity achieved by each of the other Financial Performance Peer Group Companies.

“Final Award Number Percentage” means the “Final Award Number Percentage” determined in accordance with the Determination of Final Award Number Section of this Exhibit A.

“Financial Performance Peer Group Companies” means those companies which comprise the [KBW Bank Sector Index] as of [insert applicable date].
Determination of Final Award Number
Your Target Award Number will be adjusted upward or downward depending on the Company Return on Realized Common Equity Ranking in accordance with the chart below to arrive at your Final Award Number of Performance Shares. The Final Award Number of Performance Shares will be determined by multiplying (i) the Final Award Number Percentage by (ii) your Target Award Number and then adding to such product additional Performance Shares granted with respect to dividend equivalents as provided in paragraph 4. In the event the Final Award Number is not a whole number, then the Final Award Number shall be rounded down to the nearest whole number.

Company Return on Realized	Final Award Number	Final Award Number of
Common Equity Ranking	Percentage	Performance Shares
[insert applicable % or % range]	[insert applicable %]	[insert applicable %] x Target Award Number
[insert applicable % or % range]	[insert applicable %]	[insert applicable %] x Target Award Number
[insert applicable % or % range]	[insert applicable %]	[insert applicable %] x Target Award Number
If the Company Return on Realized Common Equity Ranking is between [insert applicable range], the Final Award Number Percentage shall be interpolated on a straight-line basis between [insert applicable range] and the Final Award Number of Performance Shares shall be interpolated on a corresponding straight-line basis between [insert applicable range] of the Target Award Number.
If the Company Return on Realized Common Equity Ranking is between [insert applicable range], the Final Award Number Percentage shall be interpolated on a straight-line basis between [insert applicable range] and the Final Award Number of Performance Shares shall be interpolated on a corresponding straight-line basis between [insert applicable range] of the Target Award Number.
[If the Company does not have the lowest Average Return on Realized Common Equity among the Performance Group Companies and the Company Return on Realized Common Equity Ranking is less than [insert applicable percentage], the Final Award Percentage shall be interpolated on a straight-line basis between [insert applicable range] and the Final Award Number of Performance Shares Earned shall be interpolated on a corresponding straight-line basis between [insert applicable range] of the Target Award Number.] [If the Company Return on Realized Common Equity Ranking is less than [insert applicable percentage], the Final Award Number Percentage and the

Final Award Number of Performance Shares shall be [insert applicable number.]
[In no event shall the Final Award Number Percentage be greater than [insert applicable percentage] nor shall the Final Award Number of Performance Shares be greater than [insert applicable percentage] of the Target Award Number (plus dividend equivalents pursuant to paragraph 4 of the Award Agreement).]
[insert alternative method(s) for determining the Final Award Number, including additional or alternative Qualifying Performance Criteria as defined in the Plan]
Committee Determination
The Committee shall determine the Final Award Number of Performance Shares in calendar year [insert applicable year] no later than [insert applicable date] and the date the Committee makes such determination is referred to in this Award as the “Determination Date.” The Committee shall make all determinations in calculating the Final Award Number of Performance Shares and the Committee’s determination shall be binding.

Wells Fargo Agreement
Regarding Trade Secrets, Confidential Information, and Non-Solicitation
I. Introduction
In consideration for the Performance Share Award granted to me by Wells Fargo & Company on [insert grant date], on the terms and conditions contained in the Performance Share Award Agreement (“Performance Share Award Agreement”), I acknowledge that the nature of my employment with and performance of services for Wells Fargo & Company and its affiliates (the “Company”) permits me to have access to certain of its trade secrets and confidential and proprietary information and that such information is, and shall always remain, the sole property of the Company. Any unauthorized disclosure or use of this information would be wrongful and would cause the Company irreparable harm. Therefore, I agree as follows:
II. Trade Secrets and Confidential Information
During the course of my employment I have acquired knowledge of the Company’s Trade Secrets and other proprietary information relating to its business, business methods, personnel, and customers (collectively referenced as “Confidential Information”). “Trade Secrets” are defined as information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following:
•	the names, address, and contact information of the Company’s customers and prospective customers, as well any other personal or financial information relating to any customer or prospect, including, without limitation, account numbers, balances, portfolios, maturity dates, loans, policies, investment activities and objectives;

•	any information concerning the Company’s operations, including without limitation, information related to its methods, services, pricing, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques and processes;

•	any other proprietary and/or confidential information relating to the Company’s customers, employees, products, services, sales, technologies, or business affairs.
I understand that Records of the Company also constitute Confidential Information and that my obligation to maintain the confidentiality thereof continues at all times during and after my employment. “Records” include, but are not limited to, original, duplicated, computerized, memorized, handwritten or any other form of information, whether contained in materials provided to me by the Company, or by any institution acquired by the Company, or compiled by me in any form or manner including information in documents or electronic devices, such as software, flowcharts, graphs, spreadsheets, resource manuals, videotapes, calendars, day timers, planners, rolodexes, or telephone directories maintained in personal computers, laptop computers, personal digital assistants or any other device. These records do not become any less confidential or proprietary to the Company because I may commit some of them to memory or because I may otherwise maintain them outside of the Company’s offices.
I agree that Confidential Information of the Company is to be used by me solely and exclusively for the purpose of conducting business on behalf of the Company. I am expected to keep such Confidential Information confidential and not to divulge or disclose this information except for that purpose. Upon my retirement, I agree to immediately return to the Company all Records and Confidential Information, including information maintained by me in my office, personal electronic devices, and/or at home.
III. Non-Solicitation of Company’s Employees and Customers
I agree that for the period beginning on my retirement date with Company through the Determination Date as defined in the Performance Share Award Agreement (“the Non-Solicitation Period”), I will not do any of the following, either directly or indirectly or through associates, agents, or employees:
a.	solicit, recruit or promote the solicitation or recruitment of any employee or consultant of the Company for the purpose of encouraging that employee or consultant to leave the Company’s employ or sever an agreement for services; or

b.	solicit, participate in or promote the solicitation of any of the Company’s clients, customers, or prospective customers whose identity became known to me during my employment with the Company and/or regarding whom I received Confidential Information, for the purpose of providing products or services that are in competition with the Company’s products or services.
This limitation is not intended to limit the Company’s right to prevent misappropriation of its Confidential Information beyond the Non-Solicitation Period.
IV. Partial Invalidity
If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, such provision shall be enforced to the greatest extent permitted and the remainder of this Agreement shall remain in full force and effect.
V. Choice of Law/Integration/Survival
This Agreement and any dispute, controversy or claim which arises under or relates in any way to it shall be governed by the law of the state where the incident(s) giving rise to the dispute or claim arose. This Agreement supersedes any prior written or verbal agreements pertaining to the subject matter herein, and is intended to be a final expression of our Agreement with respect only to the terms contained herein. There may be no modification of this Agreement except in writing signed by me and an executive officer of the Company. This Agreement shall survive my employment by the Company, inure to the benefit of successors and assigns of the Company, and is binding upon my heirs and legal representatives.
Acknowledgment
I acknowledge that I have read, understand, and received a copy of this Agreement and will abide by its terms.

[Name of Executive]	Date

FORM OF RESTRICTED SHARE RIGHTS AWARD AGREEMENT
WELLS FARGO & COMPANY
LONG-TERM INCENTIVE COMPENSATION PLAN

Name:	Grant Date:	[insert grant date]
I.D. Number:	Number of RSRs:	[insert no. of RSRs]
1.	Award. To encourage your continued employment with the Company or any Affiliate and to motivate you to help the Company increase stockholder value over the long term, Wells Fargo & Company (the “Company”) has awarded you the number of Restricted Share Rights indicated above (the “Award”). Each Restricted Share Right entitles you to receive one share of Wells Fargo & Company common stock (“Common Stock”) contingent upon vesting and subject to the other terms and conditions set forth in the Company’s Long-Term Incentive Compensation Plan (the “Plan”) and this Award Agreement.

2.	Vesting. Except as otherwise provided in this Award Agreement, and subject to the Company’s right to recoup this Award as provided in this Award Agreement, the Restricted Share Rights will vest according to the following schedule:
[insert vesting schedule]
Shares of Common Stock will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. Except for dividend equivalents as provided below, you will have no rights as a stockholder of the Company with respect to your Restricted Share Rights until settlement. Upon the vesting date, Restricted Share Rights will be settled and distributed in shares of Common Stock except as otherwise provided in the Plan or this Award Agreement.
3.	Termination.
(b)	If you cease to be an Employee due to your death any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest upon your date of death and will be settled and distributed to your Beneficiary in shares of Common Stock on [insert date of distribution]. If [insert date of distribution] is not a business day, the first business day following that date.
[For Retirement-eligible executives]
(b)	If you satisfy the definition of Retirement in the Plan on the Grant Date of the Award or thereafter during the term of the Award and then have a Separation from Service as defined in paragraph [11] below, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will vest upon the scheduled vesting date as set forth in paragraph 2 above[; provided, however, if you die following Retirement or have an involuntary Separation from Service as described in paragraph 3(c) below, any then unvested Restricted Share Right will vest immediately].
(c)	If you have an involuntary Separation from Service under the Company’s Extended Absence Policy in connection with a Disability as defined in paragraph [11] below, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest and will be settled and distributed to you in shares of Common Stock within 90 days of your Separation from Service.

(d)	If you incur a Separation from Service other than due to your death, Retirement or involuntary Separation from Service under the Company’s Extended Absence Policy in connection with your Disability, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.
[For executives not Retirement-eligible]
(c)	If you have an involuntary termination of employment under the Company’s Extended Absence Policy in connection with a Disability as defined below, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest and will be settled and distributed to you in shares of Common Stock no later than March 1 of the year immediately following the year in which your employment has been terminated. For purposes of this Award, you will be considered to a have a “Disability” if you are receiving income replacement benefits for a period of not less than three months under the Company’s long term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(d)	If you cease to be an Employee other than due to your death or involuntary termination under the Company’s Extended Absence Policy in connection with a Disability, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.
[Alternative provision for certain Restricted Share Rights Awards to Retirement-eligible executives]
(c)	If you incur a Separation from Service other than due to your death or Retirement, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.
[Alternative provision for certain Restricted Share Rights Awards to executives not Retirement-eligible]
(b)	If you cease to be an Employee other than due to your death, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.

4.	Dividend Equivalents. During the period beginning on the Grant Date and ending on the date the Restricted Share Rights vest or terminate, whichever occurs first, if the Company pays a dividend on the Common Stock, [you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Restricted Share Rights based on the amount or number of shares that would have been paid on the Restricted Share Rights had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to the additional Restricted Share Rights, to be granted in the same manner. Restricted Share Rights granted with respect to dividend equivalents will be subject to the same vesting schedule and conditions as the underlying Restricted Share Rights, including the Company’s right of recoupment, and will be distributed in shares of Common Stock when, and if, the underlying Restricted Share Rights are settled and distributed.][you will not receive dividend equivalents in the form of additional Restricted Share Rights.][if such dividend is a cash dividend, you will automatically receive, as of the payment date for such dividend, a cash payment based on the amount or number of shares that would have been paid on the Restricted Share Rights had they been issued and outstanding shares of Common Stock as of the record date, subject to applicable tax withholding requirements.]

5.	Tax Withholding. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder (including with respect to dividend equivalents) a number of shares necessary to satisfy any and all applicable federal, state, local and foreign tax withholding obligations and employment-related tax requirements. Shares will be valued at their Fair Market Value as of the date of vesting. [In addition, the Company may withhold from your other compensation any and all applicable federal, state, local, foreign and employment-related taxes in the event all or a portion of the Restricted Share Rights are treated as taxable prior to or other than on the vesting dates set forth in paragraph 2 above and the number of shares of Common Stock otherwise issuable is insufficient to satisfy such tax withholding obligations and employment-related tax requirements.]

6.	Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.

7.	Other Restrictions; Amendment. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. Subject to paragraph [___] below, the Committee may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee deems it necessary or advisable to comply with applicable laws, rules and regulations. This Award is subject to any applicable recoupment or “clawback” policies of the Company, as amended from time to time, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations.

8.	[Restrictive Covenants. In consideration of the terms of this Award and your access to Confidential Information, you agree to the restrictive covenants and associated remedies as set forth below, which exist independently of and in addition to any obligation to which you are subject under the terms of the Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation, And Assignment Of Inventions (the “TSA”):
(a)	Trade Secrets and Confidential Information. During the course of your employment, you will acquire knowledge of the Company’s and/or any Affiliate’s (collectively “WFC”) Trade Secrets and other proprietary information relating to its business, business methods, personnel, and customers (collectively, “Confidential Information”). “Trade Secrets” means WFC’s confidential information, which has an economic value in being secret and which WFC has taken steps to keep secret and you understand and agree that Trade Secrets include, but are not limited to confidentially maintained client and customer lists and information, and confidentially maintained prospective client and customer lists and information. You agree that Confidential Information of WFC is to be used solely and exclusively for the purpose of conducting business on behalf of WFC. You agree to keep such Confidential Information confidential and will not divulge, use or disclose this information except for that purpose. In addition, you agree that, both during and after your employment, you will not remove, share, disseminate or otherwise use WFC’s Trade Secrets to directly or indirectly solicit, participate in or promote the solicitation of any of WFC’s clients, customers, or prospective customers for the purpose of providing products or services that are in competition with WFC’s products or services.

(b)	Assignment of Inventions. You acknowledge and agree that all inventions and all worldwide intellectual property rights that you make, conceive or first reduce to practice (alone or in conjunction with others) during your employment with WFC are owned by WFC that (1) relate at the time of conception or reduction to practice of the invention to WFC’s business, or actual or demonstrably anticipated research or development of WFC whether or not you made, conceived or first reduced the inventions to practice during normal working hours; and (2) involve the use of any time, material, information, or facility of WFC.

(c)	Non-solicitation. If you are currently subject to a TSA, you shall continue to be bound by the terms of the TSA. If you are not currently subject to a TSA, you agree to the following:

For a period of one (1) year immediately following termination of your employment for any reason, you will not do any of the following, either directly or indirectly or through associates, agents, or employees:
i.	solicit, recruit or promote the solicitation or recruitment of any employee or consultant of WFC for the purpose of encouraging that employee or consultant to leave WFC’s employ or sever an agreement for services; or
ii.	to the fullest extent enforceable under the applicable state law, solicit, participate in or promote the solicitation of any of WFC’s clients, customers, or prospective customers with whom you had Material Contact and/or regarding whom you received Confidential Information, for the purpose of providing products or services that are in competition with WFC’s products or services. “Material Contact” means interaction between you and the customer, client or prospective customer within one (1) year prior to your last day as a team member which takes place to manage, service or further the business relationship.
The one-year limitation is not intended to limit WFC’s right to prevent misappropriation of its Confidential Information beyond the one-year period.
(d)	Violation of TSA or Restrictive Covenants. If you breach any of the terms of a TSA and/or the restrictive covenants above, all unvested Restricted Share Rights shall be immediately and irrevocably forfeited. For any Restricted Share Rights that vested within one (1) year prior to the termination of your employment with WFC or at any time after your termination, you shall be required to repay or otherwise reimburse WFC an amount having a value equal to the aggregate fair market value (determined as of the date of vesting) of such vested shares. This paragraph does not constitute the Company’s exclusive remedy for violation of your restrictive covenant obligations, and WFC may seek any additional legal or equitable remedy, including injunctive relief, for any such violation.]
[Note: Award Agreements may not contain Restrictive Covenants paragraph]
9.	No Employment Agreement. Neither the award to you of the Restricted Share Rights nor the delivery to you of this Award Agreement or any other document relating to the Restricted Share Rights will confer on you the right to continued employment with the Company or any Affiliate. You understand that your employment with the Company or any Affiliate is “at will” and nothing in this document changes, alters or modifies your “at will” status or your obligation to comply with all policies, procedures and rules of the Company, as they may be adopted or amended from time to time.
[For Retirement-eligible executives]
10.	Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon your Separation from Service with the Company for any reason, the Company determines that you are a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986 as amended and the applicable Treasury regulations or other binding guidance thereunder (“Section 409A”) and in accordance with the definition contained in the Wells Fargo & Company Supplemental 401(k) Plan as in effect on the Grant Date of this Award, your Restricted Share Rights, if subject to settlement upon your Separation from Service and if required pursuant to Section 409A, will not settle before the date that is the first business day following the six-month anniversary of such termination, or, if earlier, upon your death.
[For Retirement-eligible executives]

11.	Section 409A. This Award is intended to comply with the requirements of Section 409A. Accordingly, all provisions included in this Award, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award. For purposes of this Award, the term “Separation from Service” is determined by the Company in accordance with Section 409A and the regulations thereunder and in accordance with the definition contained in the Wells Fargo & Company Supplemental 401(k) Plan, as in effect on the Grant Date of this Award. [For purposes of this Award, you will be considered to have a “Disability” if you are receiving income replacement benefits for a period of not less than three months under the Company’s long term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.]
[For executives not Retirement-eligible]
Section 409A. This Award is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended and applicable Treasury Regulations or other binding guidance thereunder (“Section 409A”). Accordingly, all provisions included in this Award, or incorporated by reference, will be interpreted and administered in accordance with that intent. Therefore, all Restricted Share Rights will be settled and distributed no later than March 1 of the year following the year when such Restricted Share Rights vest. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon the termination of your service with the Company for any reason, the Company determines that you are a “specified employee” (as defined in Section 409A and in accordance with such definition and elections contained in the Wells Fargo & Company Supplemental 401(k) Plan as in effect on the Grant Date of this Award), your Restricted Share Rights, if subject to settlement upon such termination and only if required pursuant to Section 409A (which is not intended), will not settle before the date that is the first business day following the six-month anniversary of such termination or, if earlier, upon your death.
12.	Hold Through Retirement Provision. As a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon vesting and settlement of this Award.

13.	Severability and Judicial Modification. If any provision of this Award Agreement is held to be invalid or unenforceable under pertinent state law or otherwise or Wells Fargo elects not to enforce such restriction,

[including but not limited to paragraph 8(c)ii], the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Agreement and all other provisions shall remain valid and enforceable.

14.	Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

15.	Electronic Delivery and Acceptance. The Company is electronically delivering documents related to current or future participation in the Plan and is requesting your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through the current plan administrator’s on-line system, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.
PLEASE NOTE: Receipt of this Award is subject to your electronic signature on the current plan administrator’s website acknowledging and accepting all the terms and conditions of this Award Agreement and the Plan. You must accept the terms and conditions of this Award Agreement on or before [date]. Failure to do so within this time period will result in forfeiture of this Award.

FORM OF RESTRICTED SHARE RIGHTS AGREEMENT FOR DAVID M. CARROLL
WELLS FARGO & COMPANY
LONG-TERM INCENTIVE COMPENSATION PLAN

Name:	David M. Carroll	Grant Date:	12/24/2009
I.D. Number:		Number of RSRs:	108,528
1.	Award. Wells Fargo & Company (the “Company”) has awarded you the number of Restricted Share Rights indicated above. Each Restricted Share Right entitles you to receive one share of Wells Fargo & Company common stock (“Common Stock”) contingent upon vesting and subject to the other terms and conditions set forth in the Company’s Long-Term Incentive Compensation Plan (the “Plan”) and this Award Agreement.

2.	Vesting. Except as otherwise provided in this Award Agreement, the Restricted Share Rights will vest according to the following schedule:

72,352	of RSRs on	12/24/2011
36,176	of RSRs on	12/24/2012
Shares of Common Stock will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. Except for dividend equivalents as provided below, you will have no rights as a stockholder of the Company with respect to your Restricted Share Rights until settlement. Upon vesting, Restricted Share Rights will be settled and distributed in shares of Common Stock except as otherwise provided in the Plan or this Award Agreement.
3.	Termination.

(e)	If you cease to be an Employee due to your death or permanent disability (as determined by the Company), any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest upon your date of death or termination of employment due to permanent disability.

(f)	If you cease to be an Employee due to your Retirement any time after the second anniversary of the date of grant, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will vest upon the scheduled vesting date as set forth in paragraph 2 above; provided, however, if you die following Retirement, any then unvested Restricted Share Right will vest immediately.

(g)	If you cease to be an Employee other than due to your death or permanent disability, or your Retirement after the second anniversary of the date of grant, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.

4.	Dividend Equivalents. During the period beginning on the Grant Date and ending on the date the Restricted Share Rights vest or terminate, whichever occurs first, if the Company pays a dividend on the Common Stock, you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Restricted Share Rights based on the amount or number of shares that would have been paid on the Restricted Share Rights had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to the additional Restricted Share Rights, to be granted in the same manner. Restricted Share Rights granted with respect to dividend equivalents will be subject to the same vesting schedule and conditions as the underlying Restricted Share Rights and will be distributed in shares of Common Stock when, and if, the underlying Restricted Share Rights are settled and distributed.

5.	Tax Withholding. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder (including with respect to dividend equivalents) a number of shares necessary to satisfy any and all applicable federal, state, local and foreign tax withholding obligations and employment-related tax requirements. Shares will be valued at their Fair Market Value as of the date of vesting.

6.	Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.

7.	Other Restrictions; Amendment. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. The Company may delay the issuance of shares of Common Stock hereunder to ensure at the time of issuance there is a registration statement for the shares in effect under the Securities Act of 1933. The Committee may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee deems it necessary or advisable to comply with the Emergency Economic Stabilization Act of 2008, as amended from time to time, its implementing regulations and guidance, or other applicable law or regulation. This Award is subject to any applicable recoupment or “clawback” policy maintained by the Company from time to time or requirement imposed under applicable laws, rules and regulations.

8.	Hold Through Retirement Provision. As a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon vesting and settlement of this Award.

9.	Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

10.	No Employment Agreement. Neither the award to you of the Restricted Share Rights nor the delivery to you of this Award Agreement or any other document relating to the Restricted Share Rights will confer on you the right to continued employment with the Company or any Affiliate.

11.	Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon the termination of your service with the Company for any reason, the Company determines that you are a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), your Restricted Share Rights, if subject to settlement upon such termination, will not settle before the date that is the first business day following the six-month anniversary of such termination, or, if earlier, upon your death. This provision only applies if required pursuant to Section 409A.

12.	Section 409A. This Award is intended to comply with the requirements of Section 409A and applicable Treasury Regulations or other binding guidance thereunder. Accordingly, all provisions included in this Award, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict.
The Company has awarded you the Restricted Share Rights in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, you hereby agree to the foregoing terms and conditions of this Award.

David M. Carroll

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
WELLS FARGO & COMPANY
LONG-TERM INCENTIVE COMPENSATION PLAN

Grant Date:	[insert grant date]	Expiration Date:	[insert expiration date]

		Exercise Price:	[insert exercise price]
1. Grant of Option. Wells Fargo & Company (the “Company”) has granted to you an option (“Option”) to purchase shares (the “Shares”) of Wells Fargo & Company common stock (“Common Stock”) in the number set forth on the acknowledgement screen for your grant, accessible through Stock Options Management. The Option is granted subject in all respects to the terms of the Company’s Long-Term Incentive Compensation Plan (the “Plan”).
2. Term, Vesting and Exercise of Option. [The term of this Option commences on [insert grant date] and, except as provided in paragraph 3 below, ends on [insert expiration date], provided you are continuously employed by the Company or an Affiliate (“Wells Fargo”). If your employment with Wells Fargo is terminated, the Option may be exercised only as described in paragraph 3 below.
Except as provided in paragraph 3 below, this Option becomes exercisable (“vests”) according to the following table provided it has not been terminated before such date in accordance with the provisions of this Option:
[insert vesting schedule]
To exercise all or part of the Option you must complete the exercise in a manner authorized by the Company and deliver payment as described herein of the exercise price and all applicable withholding taxes. You must pay the exercise price on the day you exercise the Option (a) in cash, (b) in whole shares of Common Stock valued at their Fair Market Value, or (c) by delivering irrevocable instructions to a broker to promptly deliver to the Company the amount of the exercise price and all applicable withholding taxes (a “cashless exercise”), unless you are an executive officer of the Company and such cashless exercise is prohibited by the Sarbanes-Oxley Act of 2002. If Common Stock is used to pay the exercise price (“swap transaction”), the Common Stock used (i) must have been owned by you for at least six months prior to the date of exercise or purchased by you in the open market; and (ii) must not have been used in a stock-for-stock swap transaction within the preceding six months. You shall not have any rights as a stockholder with respect to the Shares of Common Stock subject to the Option until you have exercised the Option for such Shares.]
[For grant recipients who sign Trade Secrets Agreement (see below): The term of this Option commences on [insert date of grant] and, except as provided in paragraph 3 below, ends on [insert expiration date]. Except as provided in paragraph 3 below, this Option becomes exercisable (“vests”) in full on [insert vesting date] (“vesting date”) provided that you satisfy each of the following conditions (“vesting conditions”): (i) you sign the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, And Non-Solicitation (“Trade Secrets Agreement”); and (ii) after you cease to be an Employee and continuing through the vesting date (A) you are available on a reasonable basis for consultation with management and to represent the Company with customers, the community and team members, (B) you comply with terms of the Trade Secrets Agreement, and (C) you do not perform services as an employee, consultant or otherwise for a company or firm that is included in the Company’s “Peer Group” as such term is defined in the Company’s proxy statement for its 2007 annual stockholders’ meeting filed under the Securities Exchange Act of 1934 (“Exchange Act”) and as such term may be updated in the proxy statement for a subsequent annual stockholders’ meeting filed under the Exchange Act. To exercise all or part of the Option you must complete the exercise in a manner authorized by the Company and deliver payment as described herein of the exercise price and all applicable withholding taxes. You must pay the exercise price on the day you exercise the Option (a) in cash, (b) in whole shares of Common Stock valued at their Fair Market Value, or (c) by delivering irrevocable instructions to a broker to promptly deliver to the Company the amount of the exercise price and all applicable withholding taxes (a “cashless exercise”), unless you are an executive officer of the Company and such cashless exercise is prohibited by the Sarbanes-Oxley Act of 2002. If Stock is used to pay the exercise price (“swap transaction”), the Stock used (i) must have been owned by you for at least six months prior to the date of exercise or purchased by you in the open market; and (ii) must not have been used in a stock-for-stock swap transaction within the preceding six months. You shall not have any rights as a stockholder with respect to the Shares of Common Stock subject to the Option until you have exercised the Option for such Shares.]
3. Retirement, Disability, Death or Other Termination of Employment. [If your termination of employment is due to Retirement, your Option will become exercisable according to the table set forth in paragraph 2 above (unless immediately vested and exercisable as a result of your death following Retirement as provided below) and will remain exercisable until the expiration date or until one year after your date of death, whichever occurs first. If you become permanently disabled (as determined by Wells Fargo) while you are employed by Wells Fargo, then your entire Option is immediately vested and exercisable and will remain exercisable until one year after your date of death or until the Option expires, whichever occurs first. If you die while you are employed by Wells Fargo or following your Retirement, the entire Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If you leave Wells Fargo’s employment for any reason other than death, permanent disability, Retirement, or discharge for cause, you may exercise that part of the Option which was exercisable on the date of termination (as determined by Wells Fargo) at any time within three (3) months after such date of termination or until the expiration date of the Option, whichever occurs first. If you are discharged for cause, the Option will expire upon receipt by you of oral or written notice of termination.]

[For acceleration of grant on Retirement: If your termination of employment is due to Retirement, your Option will immediately vest and become exercisable until the expiration date or until one year after your date of death, whichever occurs first. If you become permanently disabled while you are employed by Wells Fargo, then your entire Option is immediately vested and exercisable and will remain exercisable until one year after your date of death or until the Option expires, whichever occurs first. If you die while you are employed by Wells Fargo, the entire Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If you leave Wells Fargo’s employment for any reason other than death, permanent disability, Retirement, or discharge for cause, you may exercise that part of the Option which was exercisable on the date of termination (as determined by Wells Fargo) at any time within three (3) months after such date of termination or until the expiration date of the Option, whichever occurs first. If you are discharged for cause, the Option will expire upon receipt by you of oral or written notice of termination.]
[For executive officers who sign Trade Secrets Agreement (see below): If you cease to be an Employee before the vesting date due to your permanent disability, the Option is immediately vested and exercisable and will remain exercisable until one year after your date of death or until the Option expires, whichever occurs first. If you die before the vesting date, the Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If you are discharged as an Employee for cause before the vesting date, the Option will expire immediately. If you cease to be an Employee before the vesting date due to Retirement or any other reason other than permanent disability, death or discharge for cause, then (i) if you satisfy the vesting conditions the Option will vest and become exercisable on the vesting date, or (ii) if you fail to satisfy the vesting conditions the Option will expire immediately. Following vesting of the Option on the vesting date, the Option will remain exercisable until it expires except in the event of your death in which case your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first, or in the event of your discharge for cause in which case the Option will expire immediately.]
[For Directors: Death or Other Termination. the event you leave the Board of Directors of the Company for any reason other than your death or for cause, the Option will remain outstanding and exercisable in accordance with the original terms until the expiration date or until one year after your date of death, whichever occurs first. If you die, the entire Option is immediately vested and exercisable, and your Beneficiary as determined in accordance with the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. In the event you leave the Board of Directors for cause, the Option will terminate and be cancelled as of the date you cease to be a Director.]
4. Compliance and Withholding Taxes. The issuance of Shares upon the exercise of the Option shall be subject to compliance by the Company and you with all applicable requirements of law relating thereto, including withholding tax obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of such issuance. You agree to satisfy all withholding tax obligations applicable to the acquisition of Shares under the Option or the disposition of such Shares that the Company deems necessary. Income taxes are computed based on the difference between the Fair Market Value of the Shares acquired as of the date of exercise and the exercise price for those Shares. Taxes may be paid either in cash or, if you elect, by having the Company withhold from the Shares to be issued a number of Shares (valued at their Fair Market Value as of the date of exercise) necessary to satisfy the taxes. The Company is not obligated to exercise the Option and/or deliver the Shares until all payment obligations are met.
5. Nontransferability of Option. Unless the Committee provides otherwise, (i) no rights under the Option will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under the Option, and (ii) the rights and the benefits of the Option may be exercised and received during your lifetime only by you or your legal representative.
6. No Agreement for Wells Fargo to Continue Your Employment. Nothing in this Agreement gives you any right to continued employment and Wells Fargo may terminate you at any time for any reason.
7. General Restrictions. The Company may delay the exercise of the Option if it determines that (a) the Shares subject to the Option should be listed, registered or qualified on any securities exchange or under any law, or (b) the consent of a regulatory body is desirable.
8. Hold Through Retirement Provision. As a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon exercise of this Award
9. Additional Provisions and Interpretation of this Agreement. This Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Agreement are used as defined in the Plan. If the Plan and this Agreement are inconsistent, provisions of the Plan will govern. Interpretations of the Plan and this Agreement by the Committee are binding on you and the Company.
[Additional provision for options granted before 2004: Reload Option. If you exercise this Option while you are employed by Wells Fargo and pay the exercise price in Stock as described herein, you are hereby granted a non-qualified reload stock option (“Reload Option”) at the Fair Market Value as of the date of such exercise. The Reload Option will be for the number of whole Shares used in the swap exercise to pay the exercise price plus a number of Shares with respect to the tax liability related to the exercise. Subject to the provisions of paragraph 3, the Reload Option may be exercised between the date of grant and the date of expiration of this Option. The Reload Option shall be subject to the terms and conditions of this Agreement, as modified by this paragraph 5. No Reload Option is granted if this Option is exercised after your Retirement, permanent disability, death or other termination of employment. No Reload Option is granted upon exercise of the Reload Option.]

Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, And Non-Solicitation
I. Introduction
In consideration for the stock option grant awarded to me on [insert applicable date] by Wells Fargo & Company (“the Company”), I acknowledge that the nature of my employment with the Company permits me to have access to certain of its trade secrets and confidential and proprietary information and that such information is, and shall always remain, the sole property of the Company. Any unauthorized disclosure or use of this information would be wrongful and would cause the Company irreparable harm. Therefore, I agree as follows:
II. Trade Secrets And Confidential Information
During the course of my employment I have acquired knowledge of the Company’s Trade Secrets and other proprietary information relating to its business, business methods, personnel, and customers (collectively referenced as “Confidential Information”). “Trade Secrets” are defined as information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following:
•	the names, address, and contact information of the Company’s customers and prospective customers, as well any other personal or financial information relating to any customer or prospect, including, without limitation, account numbers, balances, portfolios, maturity dates, loans, policies, investment activities and objectives;

•	any information concerning the Company’s operations, including without limitation, information related to its methods, services, pricing, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques and processes;

•	any other proprietary and/or confidential information relating to the Company’s customers, employees, products, services, sales, technologies, or business affairs.
I understand that Records of the Company also constitute Confidential Information and that my obligation to maintain the confidentiality thereof continues at all times during and after my employment. “Records” include, but are not limited to, original, duplicated, computerized, memorized, handwritten or any other form of information, whether contained in materials provided to me by the Company, or by any institution acquired by the Company, or compiled by me in any form or manner including information in documents or electronic devices, such as software, flowcharts, graphs, spreadsheets, resource manuals, videotapes, calendars, day timers, planners, rolodexes, or telephone directories maintained in personal computers, laptop computers, personal digital assistants or any other device. These records do not become any less confidential or proprietary to the Company because I may commit some of them to memory or because I may otherwise maintain them outside of the Company’s offices.
I agree that Confidential Information of the Company is to be used by me solely and exclusively for the purpose of conducting business on behalf of the Company. I am expected to keep such Confidential Information confidential and not to divulge or disclose this information except for that purpose. Upon my retirement, I agree to immediately return to the Company all Records and Confidential Information, including information maintained by me in my office, personal electronic devices, and/or at home.
III. Non-Solicitation Of Company’s Customers And Employees
I agree that for the period beginning on my retirement date with Company through [insert applicable date] (“the Non-Solicitation Period”), I will not interfere with the Company’s business by directly or indirectly soliciting an employee to leave the Company’s employ, by inducing a consultant to sever the consultant’s relationship with Company, or by directly or indirectly soliciting business from any of the Company’s clients, customers, or prospective customers whose identity became known to me during my employment with the Company. This limitation is not intended to limit the Company’s right to prevent misappropriation of its Confidential Information beyond the Non-Solicitation Period.
IV. Partial Invalidity
If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, such provision shall be enforced to the greatest extent permitted and the remainder of this Agreement shall remain in full force and effect.
V. Choice Of Law/Integration/Survival
This Agreement and any dispute, controversy or claim which arises under or relates in any way to it shall be governed by the law of the state where the incident(s) giving rise to the dispute or claim arose. This Agreement supersedes any prior written or verbal agreements pertaining to the subject matter herein, and is intended to be a final expression of our Agreement with respect only to the terms contained herein. There may be no modification of this Agreement except in writing signed by me and an executive officer of the Company. This Agreement: shall survive my employment by the Company; inure to the benefit of successors and assigns of the Company, and is binding upon my heirs and legal representatives.
Acknowledgment
I acknowledge that I have read, understand, and received a copy of this Agreement and will abide by its terms.

[Name of Grant Recipient]	Date